                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  March 31, 2000


                          Quicksilver Resources Inc.
            (Exact name of registrant as specified in its charter)


        Delaware                       001-14837                 75-2756163
(State or other jurisdiction    (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)



    777 West Rosedale Street, Fort Worth, Texas                     76104
     (Address of principal executive offices)                     (Zip Code)



      Registrant's telephone number, including area code:  (817) 665-5000

This Current Report on Form 8-K/A is an amendment to the Current Report on Form 8-K filed on April 14, 2000, pursuant to Item 7(a).

     Item 7.  Financial Statements of Assets Acquired                       Page

          (a)  CMS Oil & Gas Company's Michigan Properties

               Report of Independent Public Accountants                        3

               Statements of Revenues and Direct Operating Expenses
               Years Ended December 31,1999, 1998 and 1997                     4

               Notes to Statements of Revenues and Direct Operating
               Expenses Years Ended December 31, 1999, 1998 and 1997           5

               Terra Energy, Ltd.

               Report of Independent Public Accountants                        8

               Consolidated Balance Sheets Years Ended
               December 31,1999 and 1998                                       9

               Consolidated Statements of Income Years Ended
               December 31, 1999, 1998 and 1997                               10


               Consolidated Statements of Stockholders' Equity
               Years Ended December 31, 1999, 1998 and 1997                   11


               Consolidated Statement of Cash Flows Years Ended
               December 31, 1999, 1998 and 1997                               12


               Notes to Consolidated Financial Statements Years Ended
               December 31, 1999, 1998 and 1997                               13


          (b)  Condensed Pro-Forma Statements of Income                       22

          (c)  Exhibits
               Signatures                                                     24

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
 Quicksilver Resources Inc.
Fort Worth, Texas

We have audited the accompanying statements of revenues and direct operating expenses of CMS Oil & Gas Company's Michigan properties, as described in Note 1, for the three years ended December 31, 1999, 1998 and 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses reflect the revenues and direct operating expenses attributable to CMS Oil & Gas Company's Michigan properties, as described in Note 2, and are not intended to be a complete presentation of the revenues and expenses of CMS Oil & Gas Company's Michigan properties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of CMS Oil & Gas Company's Michigan properties, as described in Note 1, for the three years ended December 31, 1999, 1998 and 1997, in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
Fort Worth, Texas
April 7, 2000

CMS OIL & GAS COMPANY'S MICHIGAN PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
(Dollars in Thousands)

---------------------------------------------------------------------------------------------------------------

                                                                        1999           1998           1997
REVENUES - Oil, gas and related product sales                          $36,363        $37,624        $48,050

DIRECT OPERATING EXPENSES -
   Lease operating expenses                                             13,701         13,673         14,081
                                                                 -------------  -------------  -------------

EXCESS OF REVENUES OVER DIRECT
   OPERATING EXPENSES                                                  $22,662        $23,951        $33,969
                                                                 =============  =============  =============


See notes to statements of revenues and direct operating expenses.

CMS OIL & GAS COMPANY'S MICHIGAN PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------


1. THE PROPERTIES

   The accompanying statements represent the revenues and direct operating expenses attributable to the net interest in CMS Oil & Gas Company's Michigan properties (the "Michigan Properties") in producing wells and certain non-producing leases sold to Quicksilver Resources Inc. ("Quicksilver"). The total purchase price, including related affiliated companies, was approximately $164 million, as adjusted, and the properties are located in the state of Michigan. The acquisition was effective as of January 1, 2000, and closed on March 31, 2000. These acquired properties and their related operations are included in Quicksilver's consolidated financial statements from the date of closing.

2. BASIS OF PRESENTATION

   The historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented, since such information is neither readily available on an individual property basis nor meaningful for the properties acquired because the entire acquisition cost is being assigned to oil and gas properties. Accordingly, the statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission ("SEC") Regulation S-X.

   The accompanying statements of revenues and direct operating expenses represent CMS Oil & Gas Company's net ownership interest in the properties acquired by Quicksilver and are presented on the successful efforts basis of accounting. Depreciation, depletion and amortization; allocated general and administrative expenses; interest expense and income; and income taxes have been excluded because the property interest acquired represents only a portion of a business, and the expenses incurred are not necessarily indicative of the expenses to be incurred by Quicksilver.

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of certain revenues for the reported period. Estimates and assumptions are also required in the disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results may differ from such estimates.

3. CONTINGENT LIABILITIES

   Given the nature of the properties acquired and as stipulated in the purchase agreement, Quicksilver is subject to loss contingencies, if any, pursuant to existing or expected environmental laws, regulations and leases covering the acquired properties.

4. OIL AND NATURAL GAS RESERVES INFORMATION (UNAUDITED)

   Unaudited reserve information related to the properties acquired is presented in the table below. Proved oil and gas reserves have been estimated by Quicksilver's independent petroleum engineers as of January 1, 2000, and by CMS Oil & Gas Company's independent petroleum engineers at January 1, 1999, 1998 and 1997, in accordance with guidelines established by the SEC. Accordingly, the following reserve estimates are based upon economic and operating conditions existing as of each date.

   There are numerous uncertainties inherent in establishing quantities of proved reserves. The following reserve data represent estimates only and should not be construed as being exact. In addition, the present values should not be construed as the current market value of the Michigan Properties or the cost that would be incurred to obtain equivalent reserves.

   Estimated Reserves - Reserve quantities were estimated by Quicksilver's independent petroleum engineers as of January 1, 2000, and by CMS Oil & Gas Company's independent petroleum engineers at January 1, 1999, 1998 and 1997. Changes in the estimated net quantities of crude oil and natural gas reserves, all of which are located in the continental United States, are as follows:


                                                     Gas            Oil
                                                    (Mmcf)        (Mbbl)

Proved reserves:
   As of January 1, 1997                              137,431          930

      Revision of estimates                            (7,988)         320
                                                      (15,980)        (311)
                                                      -------         ----

   As of January 1, 1998                              113,463          939

      Revision of estimates                             5,238          279
      Production for 1998                             (14,140)        (347)
                                                      -------         ----

   As of January 1, 1999                              104,561          871

      Revision of estimates                            52,697         (350)
      Production for 1999                             (12,152)        (286)
                                                      -------         ----

   As of January 1, 2000                              145,106          235
                                                      =======         ====

Proved developed reserves:
   As of January 1, 1997                              137,431          930
   As of January 1, 1998                              111,143          939
   As of January 1, 1999                              100,791          871
   As of January 1, 2000                              109,160          235


   Standardized Measure - The following tables present the Michigan Properties' standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves and were computed using reserve valuations based on regulations prescribed by the SEC.

   These regulations provide that the oil, condensate and gas price structure utilized to project future net cash flows reflects current prices at each date presented and has been escalated only when known and determinable price changes are provided by contract. Future production, development and net abandonment costs are based on current costs without escalation. The resulting net future cash flows have been discounted to their present values based on a 10% annual discount factor the years ended December 31, 1999, 1998 and 1997, in thousands, as follows:

                                                             1999              1998              1997

Future cash flows                                            $ 341,639         $ 267,347         $ 354,560
Future production and development costs                       (161,261)         (115,156)         (148,289)
Future income tax expense                                      (61,329)          (51,745)          (70,132)
                                                       ---------------   ---------------   ---------------

Future net cash flows                                          119,049           100,446           136,139

10% annual discount for estimated
   timing of cash flows                                        (59,133)          (33,273)          (44,658)
                                                       ---------------   ---------------   ---------------

Standardized measure of discounted future
   net cash flows                                            $  59,916         $  67,173         $  91,481
                                                       ===============   ===============   ===============

   Changes in the standardized measure of discounted future net cash flows are as follows:


                                                               1999            1998            1997

Net changes in price and production costs                      $(21,988)       $(27,750)       $(38,863)
Revision of estimates                                            33,623           7,943          (8,427)
Changes in estimated future development costs                    11,767           2,283           1,079
Net change in income taxes                                        3,738          12,522          23,328
Sales of oil and gas, net of production costs                   (22,662)        (23,951)        (33,969)
Accretion of discount                                             6,717           9,148          13,677
Other                                                           (18,452)         (4,503)         (2,109)
                                                               --------        --------        --------

Net decrease                                                   $ (7,257)       $(24,308)       $(45,284)
                                                               ========        ========        ========


   Estimated future cash inflows are computed by applying year-end prices of oil and gas to year-end quantities of proved reserves. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves in future years, based on year-end costs and assuming continuation of existing economic conditions.

   These estimates are furnished and calculated in accordance with requirements of the Financial Accounting Standards Board and the SEC. Because of unpredictable variances in expenses and capital forecasts, crude oil and natural gas price changes, and the fact that the bases for such estimates vary significantly, management believes the usefulness of these projections is limited. Estimates of future net cash flows do not necessarily represent management's assessment of future profitability or future cash flows for the Michigan Properties.

                                     ******

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
  Quicksilver Resources Inc.
Fort Worth, Texas

We have audited the accompanying consolidated balance sheets of Terra Energy, Ltd. (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
Fort Worth, Texas
April 7, 2000

TERRA ENERGY, LTD

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
(In thousands, except for number of shares)
--------------------------------------------------------------------------------


ASSETS                                                                                                      1999      1998

CURRENT ASSETS:
   Cash and cash equivalents                                                                               $ 1,088   $     50
   Accounts receivable - trade, net of allowance for doubtful accounts of $334,000 and
      $145,000 in 1999 and 1998, respectively                                                                6,156     11,620
   Accounts receivable - related party                                                                      11,053     86,359
   Inventories                                                                                               2,347      3,378
   Current portion of notes receivable                                                                         362        506
   Other current assets                                                                                      2,295        662
                                                                                                           -------   --------

           Total current assets                                                                             23,301    102,575

INVESTMENTS IN EQUITY AFFILIATES                                                                             2,056      2,569

PROPERTIES, PLANT AND EQUIPMENT - Net ("successful efforts")                                                58,499     66,661

NOTES RECEIVABLE                                                                                             1,332      1,239

OTHER ASSETS                                                                                                 4,111      4,873
                                                                                                           -------   --------

TOTAL                                                                                                      $89,299   $177,917
                                                                                                           =======   ========


LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable - trade                                                                                $14,396   $ 13,708
   Accrued liabilities                                                                                         658      5,451
   Current portion of long-term debt                                                                            78        187
                                                                                                           -------   --------

           Total current liabilities                                                                        15,132     19,346

LONG-TERM DEBT                                                                                               2,108      1,851

DEFERRED INCOME TAXES                                                                                       14,316     13,448

STOCKHOLDER'S EQUITY:
   Common stock, no par value; 20,000,000 shares authorized,
      12,065,422 shares issued and outstanding                                                                   1          1
   Contributions from parent                                                                                25,445    115,728
   Retained earnings                                                                                        32,297     27,543
                                                                                                           -------   --------

             Total stockholder's equity                                                                     57,743    143,272
                                                                                                           -------   --------

TOTAL                                                                                                      $89,299   $177,917
                                                                                                           =======   ========


The accompanying notes are an integral part of these financial statements.

TERRA ENERGY, LTD

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
(In thousands)

-----------------------------------------------------------------------------------------------------------------
                                                                         1999            1998            1997
REVENUES:
   Gas sales                                                              $15,644         $14,331         $15,279
   Oil sales                                                                  183             191             310
   Other operating                                                            963             905           4,159
                                                                          -------         -------         -------

            Total revenues                                                 16,790          15,427          19,748

EXPENSES:
   Operating, general and administrative expenses                           5,816           5,582           5,515
   Depletion, depreciation and amortization                                 6,665           5,260           5,580
                                                                          -------         -------         -------

            Total expenses                                                 12,481          10,842          11,095
                                                                          -------         -------         -------

INCOME FROM OPERATIONS                                                      4,309           4,585           8,653

INTEREST EXPENSE, NET                                                         159              21              31

OTHER INCOME, NET                                                          (2,988)         (1,747)           (995)
                                                                          -------         -------         -------

INCOME BEFORE INCOME TAXES                                                  7,138           6,311           9,617

TOTAL INCOME TAX EXPENSE (BENEFIT)                                           (170)            661           1,791
                                                                          -------         -------         -------

NET INCOME                                                                $ 7,308         $ 5,650         $ 7,826
                                                                          =======         =======         =======



The accompanying notes are an integral part of these financial statements.

TERRA ENERGY, LTD

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
(In thousands, except number of shares)

---------------------------------------------------------------------------------------------------------------------------------



                                                Common Stock                 Contributions
                                     ----------------------------------           From               Retained
                                            Shares           Amount              Parent              Earnings          Total
BALANCE AT JANUARY 1, 1997                   12,065,422           $1               $ 63,810              $14,067         $ 77,878

   Net income                                                                                              7,826            7,826
                                       ----------------     --------         --------------        -------------   --------------

BALANCE AT DECEMBER 31, 1997                 12,065,422            1                 63,810               21,893           85,704

   Net income                                                                                              5,650            5,650

   Contributions from parent                                                         51,918                                51,918
                                       ----------------     --------         --------------        -------------   --------------

BALANCE AT DECEMBER 31, 1998                 12,065,422            1                115,728               27,543          143,272

   Net income                                                                                              7,308            7,308

   Distributions to parent                                                          (90,283)              (2,554)         (92,837)
                                       ----------------     --------         --------------        -------------   --------------

BALANCE AT DECEMBER 31, 1999                 12,065,422           $1               $ 25,445              $32,297         $ 57,743
                                       ================     ========         ==============        =============   ==============


The accompanying notes are an integral part of these financial statements.

TERRA ENERGY, LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
(In thousands)

-----------------------------------------------------------------------------------------------------------------------------

                                                                                1999              1998              1997
OPERATING ACTIVITIES:
   Net income                                                                    $  7,308          $  5,650          $  7,826
   Charges and credits to net income not affecting cash:
      Depreciation and amortization                                                 6,665             5,260             5,580
      Deferred income taxes                                                           868             3,069             2,548
      Gain on sale of fixed assets                                                   (173)
      Provision for bad debts                                                         300
   Changes in assets and liabilities:
      Accounts receivable - trade                                                   5,164             3,773             3,661
      Accounts receivable - related parties                                        75,306           (65,987)          (18,849)
      Inventory                                                                     1,031                (8)           (2,062)
      Other current assets                                                         (1,633)             (661)              134
      Other assets                                                                    762               261             6,726
      Accounts payable - trade                                                        688            (3,271)            6,709
      Accrued liabilities                                                          (4,793)            3,159            (2,807)
                                                                                 --------          --------          --------

           Net cash provided by (used in) operating activities                     91,493           (48,755)            9,466
                                                                                 --------          --------          --------

INVESTING ACTIVITIES:
   Net purchases of property and equipment                                          1,670            (7,397)           (2,964)
   Notes receivable                                                                    51               543            (2,288)
   Investments in equity affiliates                                                   513              (211)           (2,358)
                                                                                 --------          --------          --------

           Net cash provided by (used in) investing activities                      2,234            (7,065)           (7,610)
                                                                                 --------          --------          --------

FINANCING ACTIVITIES:
    Long-term debt proceeds (payments) - net                                          148               159             1,762
    Contributions (distributions) - parent                                        (92,837)           51,918
                                                                                 --------          --------          --------

           Net cash provided by (used in) financing activities                    (92,689)           52,077             1,762
                                                                                 --------          --------          --------

NET INCREASE (DECREASE) IN CASH                                                     1,038            (3,743)            3,618

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                         50             3,793               175
                                                                                 --------          --------          --------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                         $  1,088          $     50          $  3,793
                                                                                 ========          ========          ========

SUPPLEMENTAL DISCLOSURES:
    Cash paid for interest expense                                               $    159          $     21          $     31
                                                                                 ========          ========          ========

    Cash paid for income taxes                                                   $    265          $  2,644          $    369
                                                                                 ========          ========          ========


The accompanying notes are an integral part of these financial statements.

TERRA ENERGY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

1. DESCRIPTION OF BUSINESS

   Terra Energy, Ltd. ("Terra") and its affiliates, Terra Pipeline Company ("TPC"), Kristen Corporation ("Kristen") and Energy Acquisition Company ("EAC"), are wholly owned subsidiaries of CMS Oil & Gas Company ("CMS"). CMS is a wholly owned subsidiary of CMS Energy Corporation ("CMS Energy"), located in Dearborn, Michigan. Terra, along with its named affiliates, is engaged in the acquisition, exploration, production and sale of natural gas, crude oil and condensate and the gathering, processing and transmission of natural gas. Terra currently has an interest in natural gas and crude oil mineral leases and hydrocarbon-producing wells that are located principally in the state of Michigan.

   The consolidated financial statements include the named affiliates, referred to collectively as the "Company." Investments in affiliated companies (20% to 50% owned) are accounted for using the equity method. Material intercompany transactions are eliminated in consolidation.

2. SIGNIFICANT EVENTS

   On March 5, 2000, CMS entered into a purchase and sale agreement with Quicksilver Resources Inc. ("Quicksilver"), whereby CMS agreed to sell substantially all of the assets of the Company and other CMS oil and gas properties in Michigan to Quicksilver for approximately $164 million, subject to adjustments. The agreement was effective as of January 1, 2000, and closed on March 31, 2000.

3. SIGNIFICANT ACCOUNTING POLICIES

   Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

   Accounts Receivable - The Company's customers are large oil and natural gas purchasers. The Company does not require collateral, and receivables are generally due in 30 to 60 days. When collections of specific amounts due are no longer reasonably ensured, an allowance for doubtful accounts is established.

   Major Customers - At December 31, 1999, two purchasers accounted for approximately 80% and 10%, respectively, of the Company's total consolidated oil and gas sales. The Company does not anticipate that the loss of any of its present purchasers would adversely affect the Company's consolidated business. The Company also believes that, in the event of a loss of a present purchaser, other oil and gas purchasers located in the Company's areas of production would offer competitive prices for such production.

   Inventories - Inventories are valued at the lower of cost (first-in, first-out method) or market and consist of crude oil in tanks and well equipment spare parts and supplies.

   Properties, Plant and Equipment - The Company's oil and gas producing activities are accounted for using the successful efforts method of accounting in accordance with Statement of

   Financial Accounting Standards ("SFAS") No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies." In accordance with SFAS No. 19, the Company capitalizes the cost of property acquisitions, successful exploratory wells, all development costs, and support equipment and facilities when incurred. It expenses unsuccessful exploratory wells when they are determined to be nonproductive. The Company also charges to expense production costs, overhead and all exploration costs other than exploratory drilling as incurred.

   Depreciation, Depletion and Amortization - Depreciation and depletion of producing oil and gas properties are computed using the unit-of-production method based on estimated proved developed reserves determined by the Company's petroleum engineers. Office, computer and automotive equipment is depreciated using the straight-line method over estimated lives ranging from 5 to 10 years.

   In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the future anticipated cash flow expected to be generated by an asset is compared to the carrying value of that asset. If the expected cash flow exceeds the carrying value of the asset, no adjustment is required. If the carrying value exceeds the future cash flow, the carrying value is reduced to reflect impairment. The impairment loss is recorded as an expense in the current period. The Company recorded impairment expenses of $720,000 during 1999, which is included in depletion, depreciation and amortization.

   Joint Venture Operations - Certain of the Company's exploration and development activities relating to oil and gas are conducted jointly with others. The accompanying consolidated financial statements reflect only the Company's proportionate interest in such activities.

   Revenue Recognition - The Company recognizes revenue as quantities of oil and gas are sold or volumes of gas are transported to the buyer, and utilizes the sales method of accounting for oil and gas imbalances. The Company's net imbalance was immaterial at December 31, 1999.

   Environmental Compliance and Remediation - Environmental compliance costs, including ongoing maintenance and monitoring, are expensed as incurred. Environmental remediation costs, which improve the condition of a property, are capitalized.

   Income Taxes - Deferred taxes are established for all temporary differences between the book and the tax basis of assets and liabilities at rates that will be in effect in the years the temporary differences are expected to reverse.

   Disclosure of Fair Value of Financial Instruments - The Company's financial instruments include cash and cash equivalents, accounts receivable, notes receivable, accounts payable and long-term debt. The carrying amounts reflected in the consolidated balance sheets for financial assets and the carrying amounts for financial liabilities approximate fair value due to the maturities, nature and interest rates of such instruments.

   Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Comprehensive Income - Comprehensive income is the same as net income.

   Recently Issued Accounting Standards - The Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which is effective for fiscal years beginning after June 15, 2000. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities.

4. NOTES RECEIVABLE

   Notes receivable for the years ended December 31, 1999 and 1998, consist of the following (in thousands):


                                                                                       1999           1998

Promissory note for overriding royalty interests in various oil
   and gas properties                                                                    $  965         $  965
Promissory note for working interests and overriding royalty
  interests in various properties                                                           604            604
Various other notes                                                                         125            176
                                                                                   ------------   ------------

                                                                                          1,694          1,745

Less current portion                                                                       (362)          (506)
                                                                                   ------------   ------------

                                                                                         $1,332         $1,239
                                                                                   ============   ============


5. PROPERTIES, PLANT AND EQUIPMENT

   Capitalized costs for the years ended December 31, 1999 and 1998, consist of the following (in thousands):


                                                                                      1999             1998

Proved oil and gas properties                                                          $ 68,901          $66,629
Unproved oil and gas interests                                                            4,004            6,725
Accumulated depletion and depreciation                                                  (16,682)          (9,100)
                                                                                       --------          -------

                                                                                         56,223           64,254

Other equipment                                                                           3,319            3,355
Accumulated depreciation                                                                 (1,043)            (948)
                                                                                       --------          -------

                                                                                       $ 58,499          $66,661
                                                                                       ========          =======

6. OTHER ASSETS

   Other assets for the years ended December 31, 1999 and 1998, consist of the following (in thousands):



                                               1999           1998

Intangible contracts                          $ 5,183         $5,183
Less accumulated amortization                  (1,118)          (350)
                                              -------         ------

Net intangible contracts                        4,065          4,833

Other long-term assets                             46             40
                                              -------         ------

                                              $ 4,111         $4,873
                                              =======         ======



   Intangible contracts represent contract rights associated with the properties originally acquired by the Company. The rights are amortized using the straight-line method over the life of the contracts.

7. Notes Payable and Long-Term Debt

   Long-term debt for the years ended December 31, 1999 and 1998, consists of the following (in thousands):



                                              1999           1998

Notes payable                                   $1,624         $1,635
Various loans                                      562            403
                                          ------------   ------------

                                                 2,186          2,038

Less current maturities                            (78)          (187)
                                          ------------   ------------

                                                $2,108         $1,851
                                          ============   ============



   In December 1997, the Company entered into an agreement with a gas purchaser in Michigan to borrow $1.7 million. Principal and interest payments are due and payable when distributions are made that are attributable to the Company's membership interest in a pipeline company. The unpaid balance of the note is due on December 31, 2009. Interest accrues at 7% per annum.

   Long-term debt maturities are as follows (in thousands):


       Years ending December 31:
           2000                                                $   78
           2001
           2002
           2003
           2004
       Thereafter                                               2,108
                                                               ------

                                                               $2,186
                                                               ======


8. INCOME TAXES

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1999, and 1998, are as follows (in thousands):




                                                               1999    1998


Deferred tax assets                                          $    50   $    50
Deferred tax liabilities - properties, plant and equipment    14,366    13,498
                                                             -------   -------

Net deferred tax liabilities                                 $14,316   $13,448
                                                             =======   =======



   The provisions for income taxes for the years ended December 31, 1999, 1998 and 1997, are as follows (in thousands):


                                        1999            1998            1997

U.S. federal:
   Current                             $(1,038)        $(2,408)         $ (757)
   Deferred                                868           3,069           2,548
                                       -------         -------          ------

                                       $  (170)        $   661          $1,791
                                       =======         =======          ======




    A reconciliation of the statutory federal income tax rate and the effective tax rate for the years ended December 31, 1999, 1998 and 1997, are as follows:


                                                                          1999           1998           1997

U.S. federal statutory tax rate                                             35.00 %        35.00 %        35.00 %
Permanent differences - nonconventional fuels credit                        (37.40)        (24.31)        (16.38)
                                                                      ------------   ------------   ------------

Effective income tax rate                                                   (2.40)%        10.69 %        18.62 %
                                                                      ============   ============   ============

9.  RELATED PARTY TRANSACTIONS

    Terra has an agreement with CMS Marketing, Services and Trading ("MS&T"), a subsidiary of CMS, whereby MS&T purchases uncommitted domestic natural gas owned or controlled by Terra. Under the agreement, MS&T provides Terra with various accounting and administrative services.

10. SUPPLEMENTAL INFORMATION (UNAUDITED)

    Supplemental Information for Oil and Gas Producing Activities (Unaudited) - Proved oil and gas reserves have been estimated by Quicksilver's independent petroleum engineers as of January 1, 2000, and by CMS Oil & Gas Company's independent petroleum engineers at January 1, 1999, 1998 and 1997, in accordance with guidelines established by the Securities and Exchange Commission ("SEC"). Accordingly, the following reserve estimates are based upon economic and operating conditions existing as of each date.

    There are numerous uncertainties inherent in establishing quantities of proved reserves. The following reserve data represent estimates only and should not be construed as being exact. In addition, the present values should not be construed as the current market value of the Company's oil and gas properties or the cost that would be incurred to obtain equivalent reserves.

    Estimated Reserves - Changes in the estimated net quantities of crude oil and natural gas reserves, all of which are located in the continental United States, are as follows:


Reserve Quantities                                                                   Gas             Oil
                                                                                    (Mmcf)          (Mbbl)

Proved reserves:
   As of January 1, 1997                                                               109,191           109

      Revision of estimates                                                              6,810           (49)
      Production for 1997                                                               (6,831)          (18)
                                                                               ---------------   -----------

   As of January 1, 1998                                                               109,170            42

      Revision of estimates                                                            (23,729)          (17)
      Production for 1998                                                               (6,433)          (14)
                                                                               ---------------   -----------

   As of January 1, 1999                                                                79,008            11

      Revision of estimates                                                             97,139           513
      Production for 1999                                                               (6,178)          (11)
                                                                               ---------------   -----------

   As of January 1, 2000                                                               169,969           513
                                                                               ===============   ===========

   Proved developed reserves:
      As of January 1, 1997                                                            105,536           109
      As of January 1, 1998                                                            101,614            42
      As of January 1, 1999                                                             78,439            11
      As of January 1, 2000                                                            140,585           513




   The significant revision of estimates for the change in the estimated natural gas reserves in 1998 is primarily due to the decline in gas prices during 1998, making it uneconomical for the Company to produce those reserves.

   The revision of estimates in 1999 is a result of significant proved developed and proved undeveloped reserves estimated to be produced subsequent to 2014.

   Standardized Measure - The following tables present the Company's standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves and were computed using reserve valuations based on regulations prescribed by the SEC.

   These regulations provide that the oil, condensate and gas price structure utilized to project future net cash flows reflects current prices at each date presented and has been escalated only when known and determinable price changes are provided by contract. Future production, development and net abandonment costs are based on current costs without escalation. The resulting net future cash flows have been discounted to their present values based on a 10% annual discount factor for the years ended December 31, 1999, 1998 and 1997, as follows (in thousands).


                                                                   1999               1998              1997

Future cash flows                                                   $ 394,529          $174,700          $ 277,606
Future production and development costs                              (209,305)          (94,449)          (129,536)
Future income tax expense                                             (62,976)          (27,285)           (50,344)
                                                             ----------------   ---------------   ----------------

Future net cash flows                                                 122,248            52,966             97,726

10% annual discount for estimated timing of
   cash flows                                                         (60,722)          (19,728)           (41,088)
                                                             ----------------   ---------------   ----------------

Standardized measure of discounted future net
   cash flows                                                       $  61,526          $ 33,238          $  56,638
                                                             ================   ===============   ================


    Changes in Standardized Measure of Discounted Future Net Cash Flows

                                                                     1999              1998              1997

Net changes in price and production costs                             $ (7,472)         $(25,438)         $(61,928)
Revision of estimates                                                   57,982           (20,000)            6,449
Changes in estimated future development costs                            5,934             8,348            (2,755)
Net change in income taxes                                             (14,573)           12,055            20,711
Sales of oil and gas, net of production costs                           (9,757)           (8,534)          (10,121)
Accretion of discount                                                    3,324             5,664             9,684
Other                                                                   (7,150)            4,505            (2,244)
                                                                      --------          --------          --------

Net increase (decrease)                                               $ 28,288          $(23,400)         $(40,204)
                                                                      ========          ========          ========


   Estimated future cash inflows are computed by applying year-end prices of oil and gas to year-end quantities of proved reserves. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves in future years, based on year-end costs and assuming continuation of existing economic conditions.

   These estimates are furnished and calculated in accordance with requirements of the FASB and the SEC. Because of unpredictable variances in expenses and capital forecasts, crude oil and natural gas price changes, and the fact that the bases for such estimates vary significantly, management believes the usefulness of these projections is limited. Estimates of future net cash flows do not necessarily represent management's assessment of future profitability or future cash flows to the Company.

   Costs incurred in oil and gas property acquisition, exploration and development activities for the years ended December 31, 1999, 1998 and 1997, totaled $1,536, $7,397 and $2,964, respectively, in thousands.

   Capitalized costs for oil and gas properties at December 31, 1999, 1998 and 1997, are as follows (in thousands):


                                                                        1999             1998              1997

Proved oil and gas properties                                            $ 68,901          $66,629          $ 70,964
Unproved oil and gas interests                                              4,004            6,725             3,382
Accumulated depletion and depreciation                                    (16,682)          (9,100)          (12,369)
                                                                  ---------------   --------------   ---------------

Total                                                                    $ 56,223          $64,254          $ 61,977
                                                                  ===============   ==============   ===============



   Results of operations from producing activities for the years ended December 31, 1999, 1998 and 1997, are as follows (in thousands):


                                                                       1999             1998             1997

Oil and gas sales                                                        $13,413          $12,502          $13,823
Operating expenses                                                        (3,656)          (3,968)          (3,702)
Depletion and depreciation                                                (5,022)          (4,076)          (5,211)
                                                                  --------------   --------------   --------------

                                                                           4,735            4,458            4,910

Income taxes                                                                 170             (661)          (1,791)
                                                                  --------------   --------------   --------------

Results of operations from producing activities
   (excluding corporate overhead and interest costs)                     $ 4,905          $ 3,797          $ 3,119
                                                                  ==============   ==============   ==============




                                     ******

CONDENSED PRO FORMA STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND THE
TWELVE MONTHS ENDED DECEMBER 31, 1999
(In thousands)
--------------------------------------------------------------------------------

   On March 31, 2000, the Company completed the acquisition from CMS Oil & Gas Company, a subsidiary of CMS Energy Corporation, of CMS properties located primarily in Michigan for $164 million, subject to subsequent adjustments. The CMS properties consist of interests in approximately 3,050 gross (650 net) producing oil and gas wells located on approximately 512,000 gross (450,000 net) acres. Holditch-Reservoir Technologies Consulting Services, a Schlumberger company, estimated proved reserves attributable to the CMS acquisition of 315.1 Bcf of natural gas and 747.8 Mbbls of crude oil and condensate, and 143.9 Mbbls of natural gas liquids, or a total of 320.4 Bcfe with an estimated SEC PV-10 value as of January 1, 2000 of $184.0 million. Approximately 81% of the proved reserve volumes is classified as proved developed. Current daily production from the CMS properties is estimated to be 49 Mmcfe.

   Financing for the acquisition was accomplished through restructuring Quicksilver's senior bank facility, the sale of $43 million in Subordinated Notes, and the monetization of $25 million of the accompanying Section 29 tax credits to a major financial institution.

   The acquisition was accounted for under the purchase accounting method, and consists of both CMS producing properties as well as common stock of Terra Energy Ltd.

   The following summary pro forma financial information gives the effect of the acquisition on the Company's historical income statements as though the acquisition had occurred at the beginning of the periods presented. Adjustments were made to reflect a combined depletion rate, incremental general administrative expense and interest expense on acquisition debt.

                                                          For the Three Months Ended March 31, 2000
                                                ------------------------------------------------------------
                                                   Historical           Adjustments              Pro Forma
                                                ---------------      ----------------        ---------------
Revenues                                                $15,979               $14,570  a             $30,549

Expenses                                                $14,005               $13,232  b             $27,237

Net Income                                              $ 1,269               $   877  c             $ 2,146

Basic and diluted earnings per share                    $  0.07               $  0.05                $  0.12

   a Adjustment consists of additional gas, oil and other revenues from the acquisition properties

   b   Adjustments consist of:

Operating Expenses related to acquisition properties                       $ 5,810
Additional Administrative Costs                                                375
Depletion Expense                                                            3,043
Interest Expense on Acquisition Debt                                         4,004
                                                                      ------------
                                                                           $13,232
                                                                      ============

   c   Includes tax effect of adjustments at statutory tax rates

                                                        For the Twelve Months Ended December 31, 1999
                                                -----------------------------------------------------------
                                                   Historical           Adjustments             Pro Forma
                                                ---------------      ----------------        --------------

Revenues                                                $52,320               $54,227  a           $106,547

Expenses                                                $49,297               $50,088  b           $ 99,385

Net Income                                              $ 3,162               $ 1,992  c           $  5,154

Basic and diluted earnings per share                    $  0.24               $  0.15              $   0.39

   a Adjustment consists of additional gas, oil and other revenues from the acquisition properties

   b   Adjustments consist of:

        Operating Expenses related to acquisition properties                       $18,994
        Additional Administrative Costs                                              1,500
        Depletion Expense                                                           13,421
        Interest Expense on Acquisition Debt                                        16,014
        Interest Expense                                                               159
                                                                              ------------
                                                                                   $50,088
                                                                              ============

   c   Includes tax effect of adjustments at statutory tax rates

   SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                QUICKSILVER RESOURCES INC.

                                By: /s/ Glenn M. Darden
                                   -------------------------------------------
                                        Glenn M. Darden
                                        President and Chief Executive Officer

                                Date: June 6, 2000
                                     -----------------------------------------